Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is entered into, effective as of September 30, 2025 (the “Execution Date”), by and between Twin Hospitality Group Inc., a Delaware corporation (the “Company”), and White Lion Capital LLC, a Nevada limited liability company (the “Investor”). The above parties are referred to herein together as the “Parties”, and individually as a “Party”.

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall purchase, and the Company shall sell and issue, from time to time, as provided herein, up to Fifty Million Dollars ($50,000,000) of the Company’s Class A Common Stock;

WHEREAS, such sales of shares of Class A Common Stock by the Company to the Investor will be made in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any of the sales and issuances of shares of Class A Common Stock by the Company to the Investor to be made hereunder;

WHEREAS, the Parties are concurrently entering into the Registration Rights Agreement, pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue to the Investor the Commitment Shares, pursuant to and in accordance with Section 6.4;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” shall have the meaning specified in the preamble hereof.

“Average Daily Trading Volume” shall mean, with respect to any Rapid Purchase Notice or VWAP Purchase Notice, the average daily trading volume of the Class A Common Stock over the most recent five (5) Business Days immediately preceding the date of delivery of such Rapid Purchase Notice or VWAP Purchase Notice.

“Bankruptcy Law” shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 7.2(g).

“Business Day” shall mean a day on which the Principal Market shall be open for business.

“Claim Notice” shall have the meaning specified in Section 9.3(a).

“Class A Common Stock” shall mean the ’Class A Common Stock, par value $0.0001 per share, of the Company.

“Class A Common Stock Equivalents” shall mean any securities of the Company entitling the holder thereof to acquire at any time shares of Class A Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Class A Common Stock.

“Clearing Costs” shall mean the Investor’s broker and Transfer Agent costs with respect to each deposit of Class A Common Stock.

“Closing” shall mean the closing of a sale and purchase of shares of Class A Common Stock as described in Section 2.1.

“Closing Date” shall mean a Rapid Purchase Closing Date, VWAP Purchase Closing Date, or Fixed Purchase Closing Date, as the case may be.

“Commitment Amount” shall mean Fifty Million Dollars ($50,000,000).

“Commitment Shares” shall have the meaning specified in Section 6.4.

“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased an aggregate number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount, and (ii) 36 months following Execution Date.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Custodian” shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Current Report” shall have the meaning set forth in Section 6.2.

“Damages” shall mean any loss, claim, damage, liability, cost, or expense (including, without limitation, reasonable attorneys’ fees and disbursements, and costs and expenses of expert witnesses and investigation).

“Designated Brokerage Account” shall mean the brokerage account provided by the Investor for the delivery of the applicable Securities.

“Disclosure Schedules” shall mean the Disclosure Schedules of the Company delivered concurrently herewith.

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

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“DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” shall mean that (i) the Class A Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (ii) the Company has been approved (without revocation) by the DTC’s underwriting department, (iii) the Transfer Agent is approved as an agent in the DTC/FAST Program, (iv) the Securities are otherwise eligible for delivery via DWAC, and (v) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Securities, as applicable, via DWAC.

“DWAC Shares” shall mean shares of Class A Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale, and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Equity Conditions” shall mean, with respect to any Fixed Purchase Notice, each of the following conditions must be satisfied or the Fixed Purchase Notice shall be void ab initio: (i) the lowest daily VWAP, or have the lowest traded price, of the Class A Common Stock during the Fixed Purchase Valuation Period did not occur on the Fixed Purchase Notice Date, (ii) the closing price of the Class A Common Stock on the Fixed Purchase Notice Date exceeded the lowest daily VWAP of the Class A Common Stock during the Fixed Purchase Valuation Period, and (iii) the opening sale price of the Class A Common Stock on the Business Day following the Fixed Purchase Notice Date exceeded 110% of the Fixed Purchase Price. Notwithstanding the forgoing, the Investor may waive the Equity Conditions at any time to allow the Investor to purchase shares under a Fixed Purchase Notice.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 7.1(c).

“Execution Date” shall have the meaning set forth in the first paragraph of this Agreement.

“Fixed Purchase Closing Date” shall have the meaning specified in Section 2.2(f).

“Fixed Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit C attached hereto, to the Investor setting forth the number of Purchase Notice Shares which the Company is requiring the Investor to purchase pursuant to Section 2.2(e).

“Fixed Purchase Notice Date” shall have the meaning specified in Section 2.2(e).

“Fixed Purchase Investment Amount” shall mean, with respect to a Fixed Purchase Notice, the dollar amount equal to the applicable number of Purchase Notice Shares set forth in such Fixed Purchase Notice multiplied by the Fixed Purchase Price.

“Fixed Purchase Price” shall mean the product of (i) the lowest daily VWAP of the Class A Common Stock on during the Fixed Purchase Valuation Period, multiplied by (ii) 85%.

“Fixed Purchase Valuation Period” shall mean the five (5) consecutive Business Day period prior to, ending on and including, the Fixed Purchase Notice Date.

“Indemnified Party” shall have the meaning specified in Section 9.1.

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“Indemnifying Party” shall have the meaning specified in Section 9.1.

“Indemnity Notice” shall have the meaning specified in Section 9.3(b).

“Investment Amount” shall mean the gross price of the Purchase Notice Shares, less Clearing Costs.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Lien” shall mean a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

“Median Daily Trading Volume” shall mean, with respect to any Fixed Purchase Notice, the median daily trading volume of the Class A Common Stock over the most recent five (5) Business Days immediately preceding the date of delivery of such Fixed Purchase Notice.

“Minimum Price” shall have the meaning specified in Section 7.1(c).

“OTC Blackout” shall mean any calendar day that the Class A Common Stock is not listed on a national securities exchange that is registered with the SEC under Section 6 of the Exchange Act (such as NASDAQ), and the Principal Market is an over-the-counter market.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PEA Period” shall mean the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement or any new registration statement, or any annual and quarterly report, and ending at 9:30 a.m., New York City time, on the Business Day immediately following (i) the effective date of such post-effective amendment of the Registration Statement or such new registration statement, or (ii) the date of filing of such annual and quarterly report, as applicable.

“Principal Market” shall mean any national securities exchange (i.e., NYSE, AMEX, Nasdaq) or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Class A Common Stock.

“Purchase Notice” shall mean a written notice from Company, substantially in the form of a Exhibit A attached hereto (a “Rapid Purchase Notice Form”), Exhibit B attached hereto (a “VWAP Purchase Notice Form”), or Exhibit C attached hereto (a “Fixed Purchase Notice Form”), to the Investor setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

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“Purchase Notice Limit” shall mean (i) with respect to any Rapid Purchase Notice or VWAP Purchase Notice, the maximum amount of Purchase Notice Shares that the Company may require the Investor to purchase per Rapid Purchase Notice or VWAP Purchase Notice shall be the lesser of: (a) 20% of the Average Daily Trading Volume, and (ii) $200,000 divided by the highest closing price of the Class A Common Stock over the most recent five (5) Business Days immediately preceding receipt of the subject Purchase Notice, and (ii) with respect to any Fixed Purchase Notice, the maximum amount of Purchase Notice Shares that the Company may require the Investor to purchase per Fixed Purchase Notice shall be the lesser of: (a) 30% of the Median Daily Trading Volume, and (ii) $250,000 divided by the highest closing price of the Class A Common Stock over the most recent five (5) Business Days immediately preceding receipt of the subject Fixed Purchase Notice. Notwithstanding the forgoing, the Investor may waive the Purchase Notice Limit at any time to allow the Investor to purchase additional Purchase Notice Shares under a Purchase Notice.

“Purchase Notice Shares” shall mean the shares of Class A Common Stock that the Company shall be entitled to sell and issue as set forth in the applicable Purchase Notices in accordance with the terms and conditions of this Agreement.

“Rapid Purchase Closing Date” shall have the meaning specified in Section 2.2(b).

“Rapid Purchase Investment Amount” shall mean, with respect to a Rapid Purchase Notice, the dollar amount equal to the applicable number of Purchase Notice Shares set forth in such Rapid Purchase Notice multiplied by the applicable Rapid Purchase Price set forth in such Rapid Purchase Notice.

“Rapid Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A attached hereto, to the Investor setting forth the number of Purchase Notice Shares which the Company is requiring the Investor to purchase pursuant to Section 2.2(a).

“Rapid Purchase Notice Date” shall have the meaning specified in Section 2.2(a).

“Rapid Purchase Price” shall be either (i) Option 1: lowest traded price of the Class A Common Stock during Rapid Purchase Notice Date, or (ii) Option 2: Ninety Nine percent (99%) multiplied by the lowest traded price two (2) hours following the confirmation by the Investor of the Rapid Purchase Notice.

“Registration Rights Agreement” shall mean the Registration Rights Agreement entered into by and between the Company and the Investor, in the form attached hereto as Exhibit D.

“Registration Statement” shall have the meaning specified in Section 6.3.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.5.

“Securities” shall mean (i) the Purchase Notice Shares issued to the Investor by the Company pursuant to this Agreement, and (ii) the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

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“Termination” shall mean any termination outlined in Section 10.5.

“Transaction Documents” shall mean this Agreement, the Registration Rights Agreement, and all schedules and exhibits hereto and thereto.

“Transfer Agent” shall mean Vstock Transfer, LLC (the current transfer agent for the Class A Common Stock), and any successor transfer agent for the Class A Common Stock.

“VWAP” shall mean, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10.16. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization, or other similar transaction during such period.

“VWAP Percentage” shall have the meaning specified in the definition of “VWAP Purchase Valuation Period”.

“VWAP Purchase Closing Date” shall have the meaning specified in Section 2.2(d).

“VWAP Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit B attached hereto, to the Investor setting forth the number of Purchase Notice Shares which the Company is requiring the Investor to purchase pursuant to Section 2.2(c).

“VWAP Purchase Notice Date” shall have the meaning specified in Section 2.2(c).

“VWAP Purchase Investment Amount” shall mean, with respect to a VWAP Purchase Notice, dollar amount equal to the applicable number of Purchase Notice Shares set forth in such VWAP Purchase Notice multiplied by the VWAP Purchase Price.

“VWAP Purchase Price” shall mean (i) the product of (a) the VWAP of the Class A Common Stock during the VWAP Purchase Valuation Period, multiplied by (b) 97.5%, less (ii) five cents ($0.05) per share.

“VWAP Purchase Valuation Period” shall mean the time period starting when the Investor confirms receipt of the applicable VWAP Purchase Notice and ending when the total number of shares of Class A Common Stock traded following the start of the VWAP Purchase Valuation Period is equal to the number of Purchase Notice Shares set forth on such VWAP Purchase Notice divided by a percentage between 1% and 20% (the “VWAP Percentage”), as determined in the Company’s sole discretion, and as will be set forth in such VWAP Purchase Notice. The Investor may request the start of such VWAP Purchase Valuation Period to be upon the next immediate opening of the Principal Market.

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ARTICLE II

PURCHASE AND SALE OF CLASS A COMMON STOCK

Section 2.1 PURCHASE NOTICES. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, to require the Investor, by its delivery to the Investor of a Purchase Notice, from time to time, to purchase Purchase Notice Shares; provided that the amount of Purchase Notice Shares shall not exceed any applicable Purchase Notice Limit or the Beneficial Ownership Limitation set forth in Section 7.2(g) (each such purchase, a “Closing”). The Company may not deliver a subsequent Purchase Notice until five (5) Business Days following a Fixed Purchase Closing Date, except if waived by the Investor in writing. Furthermore, the Company shall not deliver any Purchase Notices to the Investor during the PEA Period.

Section 2.2 MECHANICS.

(a) RAPID PURCHASE NOTICE. At any time and from time to time during the Commitment Period, except during an OTC Blackout, the Company may deliver a Rapid Purchase Notice to the Investor, subject to satisfaction of the conditions set forth in Article VII and as otherwise provided herein. A Rapid Purchase Notice shall be deemed delivered on the Business Day that such Rapid Purchase Notice is received by 2:00 p.m. New York time and confirmed by email by the Investor (the “Rapid Purchase Notice Date”). If the applicable Rapid Purchase Notice is received after 2:00 p.m. New York time, then the next Business Day shall be the Rapid Purchase Notice Date, unless waived by the Investor in writing. Each Party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Section 2.2(a) and the transactions contemplated herein.

(b) RAPID PURCHASE CLOSING. The Closing of a Rapid Purchase Notice shall occur one (1) Business Day following the Rapid Purchase Notice Date (the “Rapid Purchase Closing Date”); whereby, by 5:00 p.m. New York time on the Rapid Purchase Closing Date, (i) the Investor shall deliver to the Company the Rapid Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company in such Rapid Purchase Notice, and (ii) the Company shall complete delivery of the applicable Purchase Notice Shares as DWAC Shares to, and as confirmed by, the Designated Brokerage Account.

(c) VWAP PURCHASE NOTICE. At any time and from time to time during the Commitment Period, the Company may deliver a VWAP Purchase Notice to the Investor, subject to satisfaction of the conditions set forth in Article VII and as otherwise provided herein. A VWAP Purchase Notice shall be deemed delivered on the Business Day that such applicable VWAP Purchase Notice is received by 5:00 p.m. New York time and confirmed by email by the Investor (the “VWAP Purchase Notice Date”); provided, that, for the avoidance of doubt, the Company may deliver multiple VWAP Purchase Notices to the Investor within a single Business Day with Investor approval if the subsequent VWAP Percentage of VWAP Purchase Notices after the initial VWAP Purchase Notice for any given Business Day is above 3%. Company may deliver multiple VWAP Purchase Notices to the Investor within a single Business Day without Investor approval if the VWAP Percentage after the initial VWAP Purchase Notice of a given Business Day is at or below 3%. If the applicable VWAP Purchase Notice Form is received after 5:00 p.m. New York time, then the next Business Day shall be the VWAP Purchase Notice Date, unless waived by the Investor in writing. Each Party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Section 2.2(c) and the transactions contemplated herein.

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(d) VWAP PURCHASE CLOSING. The Closing of a VWAP Purchase Notice shall occur one (1) Business Day following the VWAP Purchase Valuation Period (the “VWAP Purchase Closing Date”); whereby, by 5:00 p.m. New York time on the VWAP Purchase Closing Date, (i) the Investor shall deliver to the Company the VWAP Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company in such VWAP Purchase Notice, and (ii) the Company shall complete delivery of the applicable Purchase Notice Shares as DWAC Shares to, and as confirmed by, the Designated Brokerage Account.

(e) FIXED PURCHASE NOTICE. At any time and from time to time during the Commitment Period, except during an OTC Blackout, the Company may deliver a Fixed Purchase Notice to the Investor, subject to satisfaction of all Equity Conditions, the conditions set forth in Article VII, and as otherwise provided herein. A Fixed Purchase Notice shall be deemed delivered on the Business Day that such applicable Fixed Purchase Notice is received after 4:00 p.m. New York time but before 7:00 p.m. New York time and confirmed by email by the Investor (the “Fixed Purchase Notice Date”). If the applicable Fixed Purchase Notice is received after 7:00 p.m. New York time, the Fixed Purchase Notice shall be cancelled, unless waived by Investor in writing. On the Business Day following the Fixed Purchase Notice Date, the Investor shall confirm that the Equity Conditions have been satisfied; provided, however, that, notwithstanding the forgoing, the Investor may waive the Equity Conditions at any time to allow the Investor to purchase shares under a Fixed Purchase Notice. Each Party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Section 2.2(e) and the transactions contemplated herein.

(f) FIXED PURCHASE CLOSING. The Closing of a Fixed Purchase Notice shall occur one (1) Business Day following the Fixed Purchase Notice Date (the “Fixed Purchase Closing Date”); whereby, by 5:00 p.m. New York time on the Fixed Purchase Closing Date, (i) the Investor shall deliver to the Company the Fixed Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company in such Fixed Purchase Notice, and (ii) the Company shall complete delivery of the applicable Purchase Notice Shares as DWAC Shares to, and as confirmed by, the Designated Brokerage Account.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1 INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement, or the securities laws of any jurisdiction.

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Section 3.3 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.4 AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of any Person is required. Each of the Transaction Documents to which the Investor is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or by other equitable principles of general application.

Section 3.5 NOT AN AFFILIATE. The Investor is not an officer, director, or “affiliate” (as such term is defined in Rule 405 under the Securities Act) of the Company.

Section 3.6 ORGANIZATION AND STANDING. The Investor is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, with full right, limited liability company or similar power, and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents.

Section 3.7 ABSENCE OF CONFLICTS. The execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award applicable to or binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8 DISCLOSURE; ACCESS TO INFORMATION. The Investor has had an opportunity to review copies of the SEC Documents filed by or on behalf of the Company, and has had access to all publicly available information with respect to the Company.

Section 3.9 MANNER OF SALE. At no time was the Investor presented with, or solicited by or through, any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents or the Disclosure Schedules, which SEC Documents and Disclosure Schedules shall be deemed a part hereof and shall qualify any representation, warranty or statement otherwise made herein to the extent of the disclosure contained therein, the Company represents and warrants to the Investor, as of the Execution Date, that:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or by other equitable principles of general application.

Section 4.3 CAPITALIZATION. As of the Execution Date, the authorized common stock of the Company consists of (a) 100,000,000 shares of Class A Common Stock, of which approximately 54,455,856 shares are issued and outstanding as of the Execution Date, and (b) 2,870,000 shares of Class B Common Stock, par value $0.0001 per share, of the Company, of which 2,870,000 shares are issued and outstanding as of the Execution Date. Except as set forth in the SEC Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Class A Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Class A Common Stock Equivalents outstanding as of the date of the most recently filed periodic report filed under the Exchange Act. Except as set forth in the SEC Documents, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Class A Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Class A Common Stock or Class A Common Stock Equivalents. Except as set forth in the SEC Documents, the issuance and sale of the Securities will not obligate the Company to issue shares of Class A Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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Section 4.4 LISTING AND MAINTENANCE REQUIREMENTS. The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Except as set forth in the SEC Documents, the Company has not, in the 12 months preceding the Execution Date, received notice from the Principal Market on which the Class A Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as set forth in the SEC Documents, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 4.5 SEC DOCUMENTS; DISCLOSURE. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in the Securities.

Section 4.6 VALID ISSUANCES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents.

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Section 4.7 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchase Notice Shares, do not and will not: (a) result in a violation of the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than any SEC or state securities filings that may be required to be made by the Company in connection with the issuance of Purchase Notice Shares or subsequent to any Closing or any registration statement that may be filed pursuant hereto or thereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein or therein.

Section 4.8 NO MATERIAL ADVERSE EFFECT. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in subsequent SEC Documents.

Section 4.9 LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents or the Disclosure Schedules, there are no material actions, suits, investigations, inquiries or similar proceedings (however any governmental agency may name them) pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. Except as disclosed in the SEC Documents or the Disclosure Schedules, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

Section 4.10 REGISTRATION RIGHTS. Except as set forth in Schedule 4.10, no Person (other than the Investor) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

Section 4.11 ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, or (ii) an “affiliate” (as defined in Rule 144) of the Company. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Notice Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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Section 4.12 NO GENERAL SOLICITATION; PLACEMENT AGENT. Neither the Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities act) in connection with the offer or sale of the Securities.

Section 4.13 NO INTEGRATED OFFERING. Except as set forth in the Disclosure Schedules, none of the Company or its affiliates, or any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding stockholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith.

Section 4.14 OTHER COVERED PERSONS. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor in connection with the sale of any Securities.

ARTICLE V

COVENANTS OF INVESTOR

Section 5.1 SHORT SALES AND CONFIDENTIALITY. None of the Investor or its affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the Execution Date to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notices of such number of shares of Class A Common Stock purchased under the applicable Purchase Notice shall not be deemed a Short Sale. The Parties acknowledge and agree that during the Rapid Purchase Closing Date, Fixed Purchase Valuation Period and VWAP Purchase Valuation Period, the Investor may contract for, or otherwise effect, the resale of the subject purchased Purchase Notice Shares to third-parties. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of such transaction and the information included in the Transaction Documents. “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

Section 5.2 COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor’ shall comply with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market in connection with its trading activities with respect to shares of Class A Common Stock.

ARTICLE VI
COVENANTS OF THE COMPANY

Section 6.1 LISTING OF CLASS A COMMON STOCK. The Company shall use commercially reasonable efforts to maintain, so long as any shares of Class A Common Stock shall be so listed, the listing on the Principal Market, if required, of all such shares of Class A Common Stock issuable from time to-time hereunder. The Company shall use its commercially reasonable efforts to continue the listing or quotation and trading of the Class A Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

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Section 6.2 FILING OF CURRENT REPORT. The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution, and describing the material terms and conditions, of the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

Section 6.3 FILING OF REGISTRATION STATEMENT. The Company shall file with the SEC, within 30 days after the Execution Date, a new Registration Statement on Form S-1 (the “Registration Statement”) in accordance with the terms of the Registration Rights Agreement, covering only the resale of the Securities by the Investor.

Section 6.4 COMMITMENT SHARES. In consideration for the Investor’s execution and delivery of, and agreement to perform under, this Agreement, the Company shall cause the Transfer Agent to issue the following number of shares of Class A Common Stock in three (3) tranches: (a) tranche one shall equal to $125,000 divided by the closing price of the Class A Common Stock on the day of effectiveness of the Registration Statement; (b) tranche two shall equal to $125,000 divided by the closing price of the Class A Common Stock on the one hundred eightieth (180) day following the effectiveness of the Registration Statement; and tranche three shall equal $125,000 divided by the closing price of the Class A Common Stock on the day the Company receives $7,500,000 in total Investment Amount from any Purchase Notice options pursuant to this Agreement (collectively, the “Commitment Shares”). For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Execution Date, and the issuance of the Commitment Shares is not contingent upon any other event or condition, including, without limitation, the Company’s submission of a Purchase Notice to the Investor or the filing of a Registration Statement, and irrespective of any termination of this Agreement. The Company shall include on the Registration Statement filed with the SEC, all Commitment Shares.

Section 6.5 NON-PUBLIC INFORMATION. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 6.2 and as otherwise provided herein, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information (“MNPI”), unless prior thereto the Investor shall have consented in writing to the receipt of such MNPI and agreed with the Company to keep such MNPI confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Investor without such prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law. The Company represents that as of the Execution Date, except with respect to the material terms and conditions of the transaction contemplated by the Transaction Documents, neither it nor any other Person acting on its behalf has previously provided the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, MNPI. After the Execution Date, to the extent that any notice or communication made by the Company, or information provided by the Company, to the Investor constitutes, or contains, MNPI regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice or other material information with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

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Section 6.6 OTHER EQUITY LINE TRANSACTIONS. From the Execution Date until the end of the Commitment Period, the Company shall be prohibited from entering into any “equity line” or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Class A Common Stock at the time of such purchase; provided, however, that this Section 6.6 shall not be deemed to prohibit the issuance of shares of Class A Common Stock pursuant to (i) an “at-the-market offering” by the Company through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer, or (ii) the conversion or exercise of derivative securities where the conversion or exercise price varies based on the market price of the Class A Common Stock. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance in violation of this Section 6.6, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE VII

CONDITIONS TO DELIVERY OF

PURCHASE NOTICE AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO SELL AND ISSUE PURCHASE NOTICE SHARES. The right of the Company to sell and issue Purchase Notice Shares to the Investor is subject to the satisfaction of each of the conditions set forth below; provided, however, that the Company may waive any of such conditions with respect to any such sale and issuance of Purchase Notice Shares:

(a) ACCURACY OF THE INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.

(b) PERFORMANCE BY INVESTOR. The Investor shall have performed, satisfied, and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

(c) PRINCIPAL MARKET REGULATION. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, the Company shall not issue more than 10,885,725 shares of Class A Common Stock (the “Exchange Cap”) under this Agreement, which equals 19.99% of the outstanding shares of Class A Common Stock as of the Execution Date, unless stockholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Class A Common Stock issued under this Agreement is equal to or greater than $4.08086 (the “Minimum Price”), a price equal to the lower of (i) the Nasdaq Official Closing Price immediately preceding the execution of this Agreement or (ii) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Class A Common Stock immediately preceding the execution of this Agreement, as calculated in accordance with the rules of the Principal Market (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). Notwithstanding the foregoing, the Company shall not be required or permitted to sell and issue, and the Investor shall not be required to purchase, any shares of Class A Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of the outstanding shares of Class A Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of shares of Class A Common Stock issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market.

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Section 7.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE THE PURCHASE NOTICE SHARES. The obligation of the Investor hereunder to purchase the Purchase Notice Shares is subject to the satisfaction of each of the following conditions:

(a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall remain effective for the offering of the Securities, and (i) the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist. The Investor shall not have received any notice from the Company that the prospectus and/or any prospectus supplement fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act.

(b) ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or directly and materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) ADVERSE CHANGES. Since the date of filing of the Company’s most recent quarterly report on Form 10-Q, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(f) NO SUSPENSION OF TRADING IN OR DELISTING OF CLASS A COMMON STOCK. The trading of the Class A Common Stock shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the Class A Common Stock shall have been approved for listing or quotation on, and shall not have been delisted from or no longer quoted on, the Principal Market.

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(g) BENEFICIAL OWNERSHIP LIMITATION. The number of Purchase Notice Shares to be purchased by the Investor at such time shall not exceed the number of such shares that, when aggregated with all other shares of Class A Common Stock then owned or deemed to be beneficially owned by the Investor would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section 7.2(g), in the event that the amount of Class A Common Stock outstanding is greater or lesser on a Closing Date than on the date upon which the Purchase Notice associated with such Closing Date is given, the amount of Class A Common Stock outstanding on such issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Class A Common Stock made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following a purchase on any such Closing Date. In the event the Investor claims that compliance with a Purchase Notice would result in the Investor owning more than the Beneficial Ownership Limitation, upon the request of the Company, the Investor will provide the Company with evidence of the Investor’s then existing shares beneficially or deemed beneficially owned. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Class A Common Stock outstanding immediately prior to the issuance of shares of Class A Common Stock issuable pursuant to a Purchase Notice; provided that, the Investor may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon 61 days prior written notice to the Company. To the extent that the Beneficial Ownership Limitation is exceeded, the number of shares of Class A Common Stock issuable to the Investor shall be reduced void ab initio so it does not exceed the Beneficial Ownership Limitation.

(h) STOCK PROMOTION. The Company shall be free from any “stock promotion” flag.

(i) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or any prospectus or prospectus supplement failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the 15 Business Days following the Business Day on which such Purchase Notice is deemed delivered).

(j) NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of such Purchase Notice Shares with respect to such Purchase Notice shall not violate the shareholder approval requirements of the Principal Market.

(k) DWAC ELIGIBLE. The Class A Common Stock must be DWAC Eligible and not subject to a “DTC chill”.

(l) SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information, and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC.

(m) EXCHANGE CAP. The Exchange Cap has not been reached (to the extent the Exchange Cap is applicable pursuant to Section 7.1(c)).

ARTICLE VIII
LEGENDS

Section 8.1 NO RESTRICTIVE STOCK LEGEND. No restrictive stock legend shall be placed on the share certificates representing the Purchase Notice Shares.

Section 8.2 INVESTOR’S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor’s obligations hereunder to comply with all applicable securities laws in connection with resales of shares of Class A Common Stock.

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ARTICLE IX

INDEMNIFICATION

Section 9.1 INDEMNIFICATION. Each Party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other Party along with its directors, officers, employees, and authorized agents, and each Person or entity, if any, who controls such Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”) from and against any Damages, and any action in respect thereof to which such Indemnified Party becomes subject to, resulting from, or arising out of, this Agreement, or relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of or failure to perform any covenant or agreement on the part of such Indemnifying Party contained in this Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or prospectus or prospectus supplement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (d) any violation or alleged violation by such Indemnifying Party of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from such Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or such Indemnified Party’s, recklessness or willful misconduct in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by such Indemnifying Party in reliance upon and in conformity with written information furnished to such Indemnifying Party by such Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof, prospectus, prospectus supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 9.2 INDEMNIFICATION PROCEDURE.

(a) An Indemnified Party that seeks indemnification under Section 9.1 must promptly give the Indemnifying Party notice of any legal action. But a delay in notice does not relieve an Indemnifying Party of any liability to any Indemnified Party, except to the extent the Indemnifying Party shows that the delay prejudiced the defense of the action.

(b) The Indemnifying Party may participate in the defense at any time or it may assume the defense by giving notice to the Indemnified Parties. After assuming the defense, the Indemnifying Party:

(i) must select counsel (including local counsel if appropriate) that is reasonably satisfactory to the Indemnified Parties;

(ii) is not liable to the Indemnified Parties for any later attorney’s fees or for any other later expenses that the Indemnified Parties incur, except for reasonable investigation costs;

(iii) must not compromise or settle the action without the consent of the Indemnified Parties (which may not be unreasonably withheld); and

(iv) is not liable for any compromise or settlement made without its consent.

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(c) Subject to the Dispute Period, if the Indemnifying Party fails to assume the defense within 10 Business Days after receiving notice of the action, the Indemnifying Party shall be bound by any determination made in the action or by any compromise or settlement made by the Indemnified Parties, and also remains liable to pay the Indemnified Parties’ legal fees and expenses.

Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.1 shall be asserted and resolved as follows:

(a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than a Party hereto or an affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of Section 9.1 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that, if requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.1 with respect to such Third Party Claim.

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(ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to this Section 9.3(a), or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii) If the Indemnifying Party timely notifies the Indemnified Party that it disputes its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under this Section 9.3(a), the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that, if the dispute is not resolved within 30 days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b) In the event any Indemnified Party should have a claim under Section 9.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such Indemnified Party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within 30 days after the Indemnity Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c) The Indemnifying Party agrees to reimburse the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Third Party Claim.

(d) The indemnity provisions contained in this Article IX shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

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ARTICLE X

MISCELLANEOUS

Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflicts of law. Each of the Company and the Investor hereby submits to the exclusive jurisdiction of the United States federal and state courts located in Los Angeles, California, with respect to any dispute arising under the Transaction Documents or the transactions contemplated hereby or thereby.

Section 10.2 JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other Party in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3 ASSIGNMENT. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either Party to any other Person.

Section 10.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as contemplated by Article IX.

Section 10.5 TERMINATION. The Company may terminate this Agreement at any time, which shall be effected by written notice being sent by the Company to the Investor; provided, however, that the Company shall have delivered the Commitment Shares to the Investor prior to such termination. In addition, this Agreement shall automatically terminate on the earlier of (a) the end of the Commitment Period, and (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a bankruptcy proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors; provided, however, that the provisions of Article IX and the agreements and covenants of the Company and the Investor set forth in this Article X shall survive the termination of this Agreement. Notwithstanding the forgoing, it being hereby acknowledged and agreed that the entire amount of the Commitment Shares shall be fully earned by the Investor and shall be non-refundable as of the Execution Date, regardless of whether any Purchase Notices are issued or settled hereunder or any subsequent termination of this Agreement.

Section 10.6 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits hereto and thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents and exhibits.

Section 10.7 FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of each of the Transaction Documents. The Company shall pay any Clearing Cost associated with each Closing, and any Transfer Agent fees. It being hereby acknowledged and agreed that the entire amount of the Commitment Shares shall be fully earned by the Investor and shall be non-refundable as of the Execution Date, regardless of whether any Purchase Notices are issued or settled hereunder or any subsequent termination of this Agreement.

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Section 10.8 COUNTERPARTS. The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than both of the Parties, and shall be deemed to be an original instrument which shall be enforceable against the Party actually executing such counterparts, and all of which together shall constitute one and the same instrument. The Transaction Documents may be delivered to the other Party by email of a copy of the Transaction Documents bearing the signature of the Party so delivering this Agreement.

Section 10.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to either Party.

Section 10.10 FURTHER ASSURANCES. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against either Party.

Section 10.12 EQUITABLE RELIEF. Each Party recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other Party. Each Party therefore agrees that the other Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. In addition to being entitled to exercise all rights provided herein or granted by law, both Parties will be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 10.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.14 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended or waived by the Parties from and after the date that is one (1) Business Day immediately preceding the initial filing of the prospectus to the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both Parties, and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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Section 10.15 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, and no Party shall issue any such press release or otherwise make any such public statement with respect to the transactions contemplated hereby without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing Party shall provide the other Party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law. The Investor acknowledges that the Transaction Documents may be deemed to be “material contracts”, as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 10.16 DISPUTE RESOLUTION.

(a) SUBMISSION TO DISPUTE RESOLUTION.

(i) In the case of a dispute relating to the Average Daily Trading Volume, Purchase Notice Limit or VWAP (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Investor (as the case may be) shall submit the dispute to the other Party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute, or (B) if by the Investor, within two (2) Business Days after the Investor learned of the circumstances giving rise to such dispute. If the Investor and the Company are unable to promptly resolve such dispute relating to such Average Daily Trading Volume, Purchase Notice Limit or VWAP (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Investor (as the case may be) of such dispute to the Company or the Investor (as the case may be), then the Company and the Investor may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute.

(ii) The Investor and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 10.16, and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Investor or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the Party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute, and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Investor or otherwise requested by such investment bank, neither the Company nor the Investor shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute, other than the Required Dispute Documentation.

(iii) The Company and the Investor shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Investor of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Party submitting such dispute, and such investment bank’s resolution of such dispute shall be final and binding upon both Parties absent manifest error.

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(b) MISCELLANEOUS. Both the Company and the Investor expressly acknowledge and agree that (i) this Section 10.16 constitutes an agreement to arbitrate between the Company and the Investor (and constitutes an arbitration agreement) only with respect to such dispute in connection with Section 10.16(a)(i), and that both the Company and the Investor are authorized to apply for an order to compel arbitration in order to compel compliance with this Section 10.16, (ii) the terms of this Agreement and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute, and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents, (iii) the Company and the Investor shall have the right to submit any dispute other than described in this Section 10.16 to any state or federal court sitting in Los Angeles, California, and (iv) nothing in this Section 10.16 shall limit the Company or the Investor from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 10.16). The Company and the Investor agree that all dispute resolutions may be conducted in a virtual setting to be mutually agreed by both Parties.

Section 10.17 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid next Business Day delivery, or (c) transmitted by hand delivery, or email as a PDF, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon actual delivery or delivery by email at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received).

The addresses for such communications shall be:

If to the Company:

Twin Hospitality Group Inc.
5151 Belt Line Road, Suite 1200
Dallas, Texas 75254
Attention: Allen Z. Sussman, Chief Legal Officer
E-mail: asussman@fatbrands.com

with a copy (not constituting notice) to:

Greenberg Traurig, LLP
1840 Century Park East, Suite 1900
Los Angeles, CA 90067
Attentioan:	Mark J. Kelson
William Wong

E-mail:	Mark.Kelson@gtlaw.com
wongw@gtlaw.com

If to the Investor:

WHITE LION CAPITAL LLC
17631 Ventura Blvd., Suite 1008
Encino, CA 91316
Attention: Nathan Yee, Managing Director
E-mail: team@whitelioncapital.com

With a copy (not constituting notice) to:

Either Party may from time to time change its address or email for notices under this Section 10.17 by giving prior written notice of such changed address or email to the other Party.

** Signature Page Follows **

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

Twin Hospitality Group Inc.

By:	/s/ Kenneth Kuick
Name:	Kenneth J. Kuick
Title:	Chief Financial Officer

White Lion Capital LLC

By:	/s/ Nathan Yee
Name:	Nathan Yee
Title:	Managing Director

DISCLOSURE SCHEDULES TO

COMMON STOCK PURCHASE AGREEMENT

EXHIBIT A

FORM OF RAPID PURCHASE NOTICE

TO: WHITE LION CAPITAL LLC

We refer to the Common Stock Purchase Agreement, dated as of September 30, 2025 (the “Agreement”), entered into by and between Twin Hospitality Group Inc. and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1)	Give you notice that we require you to purchase ________________ Purchase Notice Shares at the Rapid Purchase Price Option below; and

a.	Rapid Purchase Price Option 1: ____

b.	Rapid Purchase Price Option 2: ____

2)	Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

3)	Wire Instructions for the Company:

a. Wire Instructions A:	Percentage of funds ___

b. Wire Instructions B:	Percentage of funds ___

Twin Hospitality Group Inc.

By:
Name:
Title:

EXHIBIT B

FORM OF VWAP PURCHASE NOTICE

TO: WHITE LION CAPITAL LLC

We refer to the Common Stock Purchase Agreement, dated as of September 30, 2025 (the “Agreement”), entered into by and between Twin Hospitality Group Inc. and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1)	Give you notice that (a) we require you to purchase ________________ Purchase Notice Shares at the VWAP Purchase Price, and (b) the VWAP Percentage is _____%; and

2)	Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

3)	Wire Instructions for the Company:

a. Wire Instructions A:	Percentage of funds ___

b. Wire Instructions B:	Percentage of funds ___

Twin Hospitality Group Inc.

By:
Name:
Title:

EXHIBIT C

FORM OF FIXED PURCHASE NOTICE

TO: WHITE LION CAPITAL LLC

We refer to the Common Stock Purchase Agreement, dated as of September 30, 2025 (the “Agreement”), entered into by and between Twin Hospitality Group Inc. and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1)	Give you notice that we require you to purchase ________________ Purchase Notice Shares at the Fixed Purchase Price; and

2)	Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

3)	Wire Instructions for the Company:

a. Wire Instructions A:	Percentage of funds ___

b. Wire Instructions B:	Percentage of funds ___

Twin Hospitality Group Inc.

By:
Name:
Title:

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT